UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 29, 2007

CUTTER & BUCK INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	0-26608	91-1474587
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

701 N. 34TH STREET, SUITE 400, SEATTLE, WASHINGTON 98103

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE  (206) 622-4191

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

On January 29, 2007, a lawsuit styled Casual Male Retail Group, Inc., and Casual Male RBT, LLC v. Cutter & Buck Inc., Cutter & Buck Direct, LLC, Robert H. Yarbrough, RKC Mail LLC, a.k.a. MP4 Limited, d/b/a Mile Post Four, Mile Post Investment, LLC was filed in the United States District Court for the District of Massachusetts (Case No. 07-CA-10161).  The lawsuit alleges, among other things, that Cutter & Buck improperly interfered with certain of Casual Male’s relationships with its employees, and that certain Cutter & Buck employees improperly accessed, misappropriated and destroyed Casual Male’s proprietary confidential information.  The lawsuit also alleges that certain Cutter & Buck employees breached contractual obligations not to compete with Casual Male.  The lawsuit seeks a preliminary and/or permanent injunction enjoining Cutter & Buck from using its e-commerce Internet website and consumer catalog.  In addition, the lawsuit seeks unspecified compensatory damages, punitive damages, reasonable costs and expenses, and such other relief as the Court deems proper.  Cutter & Buck has not yet fully evaluated the merits of the various allegations, but intends to defend itself vigorously in the lawsuit.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTTER & BUCK INC.

	By:	/s/ Ernest R. Johnson
Ernest R. Johnson
Chief Executive Officer

Dated: January 30, 2007